EXHIBIT 4.5
No. ________
                                   CUSIP _____


              __________ Redeemable Common Stock Purchase Warrants

                            VOID AFTER ________, 2004

            Redeemable Common Stock Purchase Warrant Certificate For
                            Purchase Of Common Stock

                          WAVERIDER COMMUNICATIONS INC.

         This Warrant Certificate (the "Warrant Certificate") certifies that for value received, ________ or registered assigns (the "Registered Holder"), is the owner of ______ redeemable common stock purchase warrants (the "Warrant"). Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of common stock, $.001 par value per share (the "Common Stock"), of WaveRider Communications Inc., a Nevada corporation (the "Company"), at any time prior to the Expiration Date (as hereinafter defined) unless earlier redeemed by the Company as provided below, upon the presentation and surrender of this Warrant Certificate with the subscription form on the reverse hereof duly executed, at the corporate offices of Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209, as warrant agent, or its successor (the "Warrant Agent"), accompanied by payment of $____ (U.S.) per share (the "Exercise Price") in U.S. dollars by check, bank check or money order made payable to WaveRider Communications Inc. The Company may at its election reduce the Exercise Price.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________, 2001, by and between the Company and the Warrant Agent. Copies of the warrant agreement are on file at the office of the Warrant Agent.

         Subject to the provisions of the Warrant Agreement, the Warrants may be redeemed at the option of the Company for a redemption price of $.01 per Warrant if for any thirty (30) consecutive trading days during such period the last reported sales price of the Company's common stock for each such trading day during such period is at least $___ (U.S.). In the event the Company exercises its right to redeem the Warrants, the Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such date, it will cease to be exercisable and the Registered Holder will be entitled only to the redemption price.

         In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price of the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         If Warrants represented by this Warrant Certificate are exercised with respect to fewer than all shares purchasable, Warrant Certificates to purchase the remaining number of shares will be issued. The Company shall not be required to issue fractions of shares upon the exercise of Warrants.

         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on ________, 2004. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

         The Company shall have the right at any time to extend the Expiration Date, or any extension thereof, of the Warrants without notice to the Registered Holder, as provided in the Warrant Agreement.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has filed and caused to become effective a registration statement and will use its best efforts to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         Warrants are transferable at the corporate office of the Warrant Agent (or its successor as Warrant Agent) by the Registered Holder thereof in person or by attorney duly authorized in writing, in the manner and subject to the limitations on transfer set forth in the Warrant Agreement, upon surrender of the Warrant Certificate and the payment of transfer taxes, if any. Upon any such transfer, a new warrant certificate or new warrant certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of the Company's common stock, will be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations set forth in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's common stock or other securities purchasable upon the exercise of Warrants are closed for any reason, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

         The Registered Holder shall not be entitled to any of the rights of a stockholder of the Company prior to exercise hereof due to the ownership of the Warrants, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company or to receive any notice except as provided in the Warrant Agreement; by virtue of being a Registered Holder of Warrants.

         Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the warrant agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                                                 [Remainder of page
intentionally left blank.]

         IN WITNESS WHEREOF, the Company has caused this warrant certificate to be duly executed, manually or by facsimile, by two of its officers thereunto duly executed and a facsimile of its corporate seal to be imprinted hereon.

                                   WAVERIDER COMMUNICATIONS INC.




Date: ________                     By: /s/ D/. Bruce Sinclair
                                       ----------------------
                                        D. Bruce Sinclair, President & CEO




                                   By: /s/ Cameron A. Mingay
                                       ----------------------------
                                       Cameron A. Mingay, Secretary

Countersigned:
Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive, Suite 430
Denver, CO 80209




By: ___________________

                          WAVERIDER COMMUNICATIONS INC.
                                SUBSCRIPTION FORM

         The undersigned Registered Holder hereby irrevocable elected to exercise _______ Warrants represented by this warrant certificate, and to purchase the shares of common stock of the Company issuable upon the exercise of such Warrants, and requests that certificates for such shares shall be issued in the name of:

         ------------------------------------------------------------

         ------------------------------------------------------------

(Please print or type name and address)

and be delivered to:

         ------------------------------------------------------------

         ------------------------------------------------------------

Please insert social security Or other identifying number: _____________

And, if such number of Warrants shall not be all of the Warrants evidenced by the Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of and delivered to, the Registered Holder at the address stated below.

         The undersigned represents that the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by a NASD member, please write "unsolicited" in the space below.

                  -------------------------
                  (Name of NASD Member)

Dated: _____________                        ____________________________________
                                                     Address

         IMPORTANT: The name of the person exercising this Warrant must correspond with the name of the Registered Holder written on the face of this Warrant Certificate in every particular, without alteration or any change whatever, unless it has been assigned by completing the assignment form below.

Dated: ____________                            ______________________________
                                               Signature of Registered Holder

Signature Guarantee: _______________________

                                   ASSIGNMENT
                     To be executed by the Registered Holder
                         In order to assign the Warrants


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

         ----------------------------------------------------------

         ----------------------------------------------------------

(Please print or type name and address)

Please insert social security Or other identifying number: _______________

______ of the Warrants represented by this warrant certificate, and hereby irrevocably constitutes and appoints any officer of the Company or its transfer agent and registrar as lawful attorney to transfer this warrant certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________                       ______________________________
                                            Signature of Registered Holder


                                            ------------------------------
                                            Print Name

         IMPORTANT: Every Registered Holder of this certificate must sign it to assign or otherwise transfer Warrants. The above signature or signatures must correspond with the name or names written on the face of this warrant certificate in every particular, without alteration, enlargement or any change whatever. Each signature should be "medallion" guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee Medallion Program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


Signature Guarantee: _____________________